EXHIBIT 4.11


THIS CLASS A BRIDGE WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") NOR UNDER ANY STATE SECURITIES LAW AND MAY NOT BE PLEDGED, SOLD, ASSIGNED OR OTHERWISE TRANSFERRED UNTIL A (1) REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAW HAS BECOME EFFECTIVE WITH RESPECT THERETO, OR (2) RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL TO THE COMPANY THE EFFECT THAT REGISTRATION UNDER THE ACT OF APPLICABLE STATE SECURITIES LAW IS NOT REQUIRED IN CONNECTION WITH THE PROPOSED TRANSFER.

CLASS A BRIDGE W-__


        Class A Bridge Warrant to Purchase _______ Shares of Common Stock

                             CLASS A BRIDGE WARRANT
                            TO PURCHASE COMMON STOCK
                                       OF
                             INFOSAFE SYSTEMS, INC.

               This    is    to    Certify    That,    FOR    VALUE    RECEIVED,
_________________________  _____________________  ("Holder"), the obligee of the
Company's 10% Bridge Note (the "Bridge Note") of even date herewith in the principal amount of $[ ], is entitled to purchase, subject to the provisions of this Class A Bridge Warrant, from Infosafe Systems, Inc., a Delaware corporation ("Company"), ___________________________ fully paid, validly issued and nonassessable shares of Class A Common Stock, par value $0.01 per share, of the Company ("Common Stock") at a price of $.50 per share at any time or from time to time during the period beginning on the one hundred eightieth (180th) day after the date of issuance of such Bridge Note Unit (the "Class A Commencement Date"), until the date which is thirty six (36) months after such date (the "Class A Expiration Date"). Notwithstanding the foregoing sentence, provided that more than one year has elapsed since the issuance of the Class A Bridge Warrants, if the bid price of the Common Stock shall exceed $1.50 per share for ten (10) consecutive trading days, the Company may accelerate the Expiration Date to a date not less than ten (10) business days after the mailing of the Acceleration Notice (in the form annexed hereto) to the Holder. The shares of Common Stock deliverable upon such exercise are hereinafter sometimes referred to as "Warrant Shares" and the exercise price of a share of Common Stock is hereinafter sometimes referred to as the "Exercise Price."


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

               (a) EXERCISE OF CLASS A BRIDGE WARRANT. This Class A Bridge Warrant may be exercised in whole or in part at any time or from time to time on or after the Commencement Date and until 5:00 p.m. New York Time on the Expiration Date; provided, however, that if such day is a day on which banking institutions in the State of New York are authorized by law to close, then on the next succeeding day which shall not be such a day. This Warrant may be exercised by presentation and surrender hereof to the Company at its principal office, or at the office of its stock transfer agent, if any, with the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price in the form of a wire transfer or Federal funds check for the number of Warrant Shares specified in such form. As soon as practicable after each such exercise of the warrants, but not later than seven (7) days from the date of such exercise, the Company shall issue and deliver to the Holder a certificate or certificate for the Warrant Shares issuable upon such exercise, registered in the name of the Holder or its designee. If this Class A Bridge Warrant should be exercised in part only, the Company shall, upon surrender of this Class A Bridge Warrant for cancellation, execute and deliver a new Class A Bridge Warrant evidencing the rights of the Holder thereof to purchase the balance of the Class A Bridge Warrant Shares purchasable thereunder. Upon receipt by the Company of this Class A Bridge Warrant at its office, or by the stock transfer agent of the Company at its office, if any, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be physically delivered to the Holder.

               (b) RESERVATION OF SHARES. The Company shall at all times reserve for issuance and/or delivery upon exercise of this Class A Bridge Warrant such number of shares of its Common Stock as shall be required for issuance and delivery upon exercise of the Class A Bridge Warrants.

               (c) EXCHANGE, TRANSFER, ASSIGNMENT OR LOSS OF WARRANT. This Class A Bridge Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. Upon surrender of this Class A Bridge Warrant to the Company at its principal office or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax the Company shall, without charge, execute and deliver a new Class A Bridge Warrant in the name of the assignee named in such instrument of assignment and this Class A Bridge Warrant shall promptly be canceled. This Class A Bridge Warrant may be divided or combined with other warrants which carry the same rights upon presentation hereof at the principal office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Class A Bridge Warrants are to be issued and signed by the Holder hereof The term "Class A Bridge Warrant" as used herein includes any Class A Bridge Warrants into which this Class A Bridge Warrant may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Class A Bridge Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory in indemnification, and upon surrender and cancellation of this Class A Bridge Warrant, if mutilated, the Company will execute and deliver a new Class A Bridge Warrant of like tenor and date. Any such new Class A Bridge Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Class A Bridge Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

               (d) RIGHTS OF THE HOLDER. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Class A Bridge Warrant and are not enforceable against the Company except to the extent set forth herein.

               (e) RESTRICTIVE LEGEND. Unless a registration statement is in effect covering the Warrant Shares when issued, each Warrant Share, when issued, shall include a legend in substantially the following form: THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") NOR UNDER ANY STATE SECURITIES LAW AND MAY NOT BE PLEDGED, SOLD, ASSIGNED OR OTHERWISE TRANSFERRED UNTIL A (1) REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAW HAS BECOME EFFECTIVE WITH RESPECT THERETO, OR (2) RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE ACT OR APPLICABLE STATE SECURITIES LAW IS NOT REQUIRED IN CONNECTION WITH THE PROPOSED TRANSFER.

               (f) REGISTRATION OF WARRANT SHARES. The Company shall, within ninety (90) days after the date on which the Warrant Exchange Offer is declared closed by the Company in accordance with its terms, prepare and file with the Securities and Exchange Commission (the "SEC") a registration statement on the appropriate form (the "Registration


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

Statement") including no less than all of the Warrant Shares and thereafter use its reasonable best efforts to cause the Registration Statement to become effective not later than five (5) business days after notice by the SEC that it may be declared effective.


                                           INFOSAFE SYSTEMS, INC.


                                           By:_________________________________
                                           Name:
                                           Title:

[SEAL]


Dated:



Attest:



---------------------------------


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


                                  PURCHASE FORM



               The undersigned hereby irrevocably elects to exercise the within Class A Bridge Warrant to the extent of purchasing shares of Common Stock and hereby makes payment of ___________ in payment of the actual exercise price thereof.



                     INSTRUCTIONS FOR REGISTRATION OF STOCK



Name_____________________________________
   (Please typewrite or print in block letters)


Address___________________________________



Social Security No./Taxpayer ID No.

___________________________________________


Signature__________________________________


Dated______________________________________


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

                                 ASSIGNMENT FORM


         FOR VALUE RECEIVED, __________________________ hereby sells, assigns, and transfers unto



Name_____________________________________
    (Please typewrite or print in block letters)


Address___________________________________

the right to purchase Common Stock represented by this Class A Bridge Warrant to the extent of _________ shares as to which such right is exercisable and does hereby irrevocably constitute and appoint ___________________________ Attorney, to transfer the same on the books of the Company with full power of substitution in the premises.


Date____________________


Signature______________________


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

                               ACCELERATION NOTICE


To:            [Name]________________________________________
               [Address]_____________________________________
               ______________________________________________
               ______________________________________________
               ______________________________________________


               The Company hereby irrevocably elects to exercise its right within the Class A Bridge Warrant to accelerate the Expiration Date of the Class A Bridge Warrant to [Date]. Please be aware that presentation and surrender of the Class A Bridge Warrant in exercise of the Holders right to purchase Common Stock will only be accepted, in accordance with the terms of Paragraph (a) ("EXERCISE OF CLASS A BRIDGE WARRANT"), until 5:00 p.m. New York Time on [Date], the accelerated Expiration Date. In order for the the extent of purchasing shares of Common Stock and hereby makes payment of ___________ in payment of the actual exercise price thereof.

Dated:


                                                 INFOSAFE SYSTEMS, INC.



                                                 By:____________________________
                                                 Name:
                                                 Title:




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